                                                                  Exhibit 10.57



                            STOCK PURCHASE AGREEMENT

                                      AMONG

                           MITSUI & CO. (U.S.A.), INC.

                                       AND

                               MITSUI & CO., LTD.

                                   AS BUYERS,

                               RAUL MARCELO CLAURE

                                    AS SELLER

                                       AND

                                BRIGHTSTAR CORP.


                                 AUGUST 11, 2004

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----

ARTICLE I. Definitions............................................................................................1

         Section 1.1          Definitions.........................................................................1

ARTICLE II. Purchase and Sale.....................................................................................3

         Section 2.1          Agreement to Purchase and Sell......................................................3
         Section 2.2          Purchase Price......................................................................3
         Section 2.3          Time and Place of Closing...........................................................3

ARTICLE III. Representations and Warranties.......................................................................3

         Section 3.1          General Statement...................................................................3
         Section 3.2          Representations and Warranties of the Seller........................................4
         Section 3.3          Representations and Warranties of the Seller and the Company........................5
         Section 3.4          Representations and Warranties of the Buyers........................................9

ARTICLE IV. Covenants; Closing...................................................................................11

         Section 4.1          Pre-Closing Covenants and Agreements...............................................11
         Section 4.2          Conditions Precedent to the Obligation of the Seller to Close......................11
         Section 4.3          Conditions Precedent to the Obligation of the Buyers to Close......................11

ARTICLE V. Indemnification.......................................................................................13

         Section 5.1          Indemnification Obligations........................................................13
         Section 5.2          Claims.............................................................................14
         Section 5.3          Limitations on Rights to Indemnification...........................................14
         Section 5.4          Survival...........................................................................15

ARTICLE VI Miscellaneous.........................................................................................15

         Section 6.1          Board Rights.......................................................................15
         Section 6.2          Information Rights.................................................................16
         Section 6.3          Registration Rights................................................................16
         Section 6.4          Third-Party Sale Rights............................................................16
         Section 6.5          Prohibition Against Transfer to an Industry Participant Prior to IPO...............17
         Section 6.6          Lock-Up Required by Underwriters in IPO............................................17
         Section 6.7          Notices............................................................................17
         Section 6.8          Successors and Assigns.............................................................18
         Section 6.9          Entire Agreement; Amendment........................................................18
         Section 6.10         Waiver; Discharge..................................................................19
         Section 6.11         Governing Law......................................................................19
         Section 6.12         Counterparts.......................................................................19
         Section 6.13         Severability.......................................................................19


                            STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT (this "AGREEMENT") is entered into as of August __, 2004 by and among Mitsui & Co. (U.S.A.), Inc. ("MITSUI USA") and Mitsui & Co., Ltd. ("MITSUI LTD." and collectively with Mitsui USA, the "BUYERS"), Raul Marcelo Claure (the "SELLER") and Brightstar Corp., a Delaware corporation (the "Company").

                                    RECITALS

         WHEREAS, the Seller owns 19,825,752 shares of the Company's common stock, $0.0001 par value per share (the "COMMON STOCK");

         WHEREAS, the Seller desires to sell to the Buyers, and the Buyers desire to purchase from the Seller, a total of 208,333 shares of Common Stock pursuant to this Agreement (the "SHARES"); and

         WHEREAS, the Company and the Buyers desire to enter into a Business Collaboration Agreement substantially in the form attached hereto as EXHIBIT A (the "BUSINESS COLLABORATION AGREEMENT") relating to the identification and pursuit of, and collaboration on, various potential joint business opportunities by both the Buyers and the Company.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, agreements and representations contained in this Agreement, the Buyers, the Company and the Seller hereby agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

         Section 1.1 DEFINITIONS. As used in this Agreement, the terms below have the meanings set forth in this Article. Any of such terms, unless the context otherwise requires, may be used in the singular or plural, depending upon the reference.

                  "ACT" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                  "AGREEMENT" shall have the meaning set forth in the first paragraph hereof.

                  "AUDITED FINANCIAL STATEMENTS" shall have the meaning set forth in SECTION 3.3(E).

                  "BOARD RIGHTS" shall have the meaning set forth in SECTION
6.1.

                  "BUSINESS COLLABORATION AGREEMENT" shall have the meaning set forth in the recitals to this Agreement.

                  "BUYER DAMAGES" shall have the meaning set forth in SECTION 5.1(A).

                  "BUYERS" shall have the meaning set forth in the first paragraph of this Agreement.

                  "CAPITAL STOCK" shall have the meaning set forth in SECTION 3.3(B).

                  "CLOSING" shall mean the actual transfer of the Shares and payment of the Purchase Price therefor, as set forth in SECTION 2.3 and in accordance with this Agreement.

                  "CLOSING DATE" shall have the meaning set forth in SECTION
2.3.

                  "COMMON STOCK" shall have the meaning set forth in the recitals to this Agreement.

                  "COMPANY" shall have the meaning set forth in the first paragraph of this Agreement.

                  "DISCLOSURE SCHEDULE" shall have the meaning set forth in
SECTION 3.1.

                  "ENCUMBRANCE" shall mean any existing claim, demand, lien, pledge, option, encumbrance, defect in title, security interest, voting, trust or proxy agreement, restriction on transfer or use, tax, warrant, purchase right, right of first refusal, preemptive right, commitment, contract or other restriction in law or in equity, whether arising voluntarily or by operation of law, including any agreement to provide for any of the foregoing in the future.

                  "GAAP" shall mean generally accepted accounting principles in the United States.

                  "GOVERNMENTAL AUTHORITY" shall mean the government of any nation, state, city, locality or other political subdivision of any thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through share or capital ownership or otherwise, by any of the foregoing.

                  "INITIAL BOARD RIGHT PERIOD" shall have the meaning set forth in SECTION 6.1.

                  "IPO" shall have the meaning set forth in SECTION 6.2.

                  "KNOWLEDGE" shall mean (i) with respect to the Company, the actual knowledge of the directors and executive officers of the Company, and knowledge of such information as any of the foregoing individuals would reasonably be expected to possess after making an investigation that is reasonable with respect to the matter or matters as to which the word "Knowledge" is used in this Agreement, and (ii) with respect to the Seller, the actual knowledge of the Seller, and knowledge of such information as the Seller would reasonably be expected to possess after making an investigation that is reasonable with respect to the matter or matters as to which the word "Knowledge" is used in this Agreement.

                  "LAWS" shall mean any federal, state, local, municipal, foreign, international, multinational or other administrative order, constitution, law, ordinance, regulation, rule, statute or treaty.

                  "LICENSES AND PERMITS" shall mean material licenses, permits, franchises, authorizations, registrations, approvals and certificates of occupancy (or their equivalent) issued or granted to the Company with respect to its business by the government of the United States or of any state, city, municipality, county or town thereof, or of any foreign jurisdiction, or any department, agency, board division, subdivision, audit group or procuring office, commission, bureau or instrumentality of any of the foregoing, and all pending applications therefor.

                  "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on the operations, business, assets, financial condition or results of operation of the Company and its subsidiaries taken as a whole.

                  "PREFERRED STOCK" shall have the meaning set forth in SECTION 3.3(B).

                   "PURCHASE PRICE" shall have the meaning set forth in SECTION 2.2.

                   "SELLER" shall have the meaning set forth in the first paragraph of this Agreement.

                  "SELLER/COMPANY DAMAGES" shall have the meaning set forth in
Section 5.1(b).

                  "SHARES" shall have the meaning set forth in the recitals to this Agreement.

                  "UNAUDITED FINANCIAL STATEMENTS" shall have the meaning set forth in SECTION 3.3(E).

                                   ARTICLE II.
                                PURCHASE AND SALE

         Section 2.1 AGREEMENT TO PURCHASE AND SELL. Upon the terms contained herein and subject to the conditions set forth herein, on the Closing Date, the Seller will sell and transfer to the Buyers, and the Buyers will purchase from the Seller, the Shares.

         Section 2.2 PURCHASE PRICE. The total purchase price to be paid by the Buyers to the Seller for the Shares shall be $2,499,996 (the "PURCHASE PRICE"), allocated between Mitsui Ltd. and Mitsui USA as follows: (i) $1,500,000 shall be paid by Mitsui Ltd., for 125,000 Shares and (ii) $999,996 shall be paid by Mitsui USA for 83,333 Shares. The Purchase Price shall be payable by the Buyers at the Closing to the Seller by wire transfer of immediately available funds to an account designated in writing by the Seller.

         Section 2.3 TIME AND PLACE OF CLOSING. The transactions contemplated by this Agreement shall be consummated (the "CLOSING"), at the offices of Holland & Knight, LLP, 195 Broadway, New York, New York 10007 at 10:00 am, New York City time on August __, 2004 or on such other time and date (the "CLOSING DATE") and/or at such other place as shall be mutually agreed upon by the parties.

                                  ARTICLE III.
                         REPRESENTATIONS AND WARRANTIES

         Section 3.1 GENERAL STATEMENT.

         All representations and warranties are made subject to the exceptions noted in the disclosure schedule attached as EXHIBIT B hereto (the "DISCLOSURE SCHEDULE"). The Disclosure Schedule is hereby incorporated as a part of this Agreement and shall be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Agreement to which such exceptions expressly apply.

         Section 3.2 REPRESENTATIONS AND WARRANTIES OF THE SELLER. The Seller represents and warrants to the Buyers that:

                  (a) ENFORCEABILITY. This Agreement has been duly executed and delivered by the Seller and constitutes the Seller's legal, valid and binding obligation, enforceable against the Seller in accordance with its terms, except as limited by applicable bankruptcy, insolvency or other similar laws relating to creditors' rights generally, now or hereafter in effect, and general principles of equity. Except as previously obtained or as set forth in the Disclosure Schedule, the Seller need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Governmental Authority, or third person in order to consummate the transactions contemplated by this Agreement.

                  (b) NO CONFLICTS. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any Law or other restriction of any Governmental Authority or court to which the Seller is subject or (ii) except as set forth in the Disclosure Schedule conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Seller is a party or by which the Seller is bound or to which any of the Shares are subject.

                  (c) OWNERSHIP OF SHARES. Except as set forth in the Disclosure Schedule, the Seller is the record owner of the Shares and holds the Shares free and clear of any Encumbrances. Except for this Agreement, and except as set forth in the Disclosure Schedule, the Seller is not a party to any option, warrant, purchase right, or other contract or commitment that could require the Seller to sell, transfer, pledge or otherwise dispose of the Shares or any other capital stock of the Company.

                  (d) CAPACITY. Except as set forth in the Disclosure Schedule, the Seller has full legal power, right, and capacity to enter into and perform its obligations under this Agreement and to sell, transfer and deliver the Shares in accordance with the terms of this Agreement.

                  (e) TITLE. Upon consummation of the transactions contemplated by this Agreement and in accordance with the terms hereof, the Buyers will acquire good and valid title to the Shares to be sold hereunder free and clear of all Encumbrances, other than securities law restrictions of general applicability.

                  (f) NO COMMISSION. No commission has been paid by, or will accrue on behalf of, the Seller in connection with the sale of the Shares to the Buyers.

                  (g) LITIGATION. There is no claim, legal action, suit, arbitration, governmental investigation or other legal or administrative proceeding, nor any order, decree or judgment, in progress, pending, in effect or, to the Seller's Knowledge, threatened relating to this Agreement or the transactions contemplated by this Agreement.

         Section 3.3 REPRESENTATIONS AND WARRANTIES OF THE SELLER AND THE COMPANY. The Seller and the Company jointly and severally represent and warrant to the Buyers that:

                  (a) ORGANIZATION. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. The Company is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where any failure to do so would not have a Material Adverse Effect. The Company has full corporate power and authority and all Licenses and Permits necessary to carry on the business in which it is engaged and to own and use the properties owned and used by it in the business in which it is engaged, except as any failure to do so would not have a Material Adverse Effect. The Company is not in default under or in violation of any provision of its certificate of incorporation or Bylaws.

                  (b) CAPITALIZATION; SUBSIDIARIES.

                           (i) The Company has an authorized capitalization
consisting of 50,000,000 shares of Common Stock, of which 20,869,213 shares are issued and outstanding, and 5,000,000 shares of Preferred Stock, $0.0001 par value per share (the "PREFERRED STOCK"; and together with the Common Stock, the "CAPITAL STOCK"), of which 3,750,000 shares have been designated 8% Senior Cumulative Convertible Preferred Stock, Series A, pursuant to the Company's Certificate of Designation, and of which 3,750,000 shares are issued and outstanding. The Common Stock, including, without limitation, the Shares, and the Preferred Stock have been duly authorized and are validly issued, fully paid, nonassessable, and have no preemptive rights or other rights to acquire any shares of the Capital Stock provided by the Company or by operation of Law. The Disclosure Schedule sets forth, to the Knowledge of the Company, all outstanding or authorized options, securities and other obligations that are convertible into shares of Capital Stock, warrants, purchase rights, preemptive rights, rights of first refusal, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could encumber the Capital Stock or require the Company to issue, sell or purchase any of its Capital Stock. Except as set forth in the Disclosure Schedule, to the Knowledge of the Company, there are no voting trusts, side agreements, proxies or other agreements or understandings with respect to the voting of the Capital Stock.

                           (ii) The Disclosure Schedule lists any and all
interests in any corporation, business trust, joint stock company, partnership, limited liability company or other business organization or association owned by the Company.

                  (c) ENFORCEABILITY. The execution, delivery, and performance of this Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized by the Company, and this Agreement constitutes a legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by applicable bankruptcy, insolvency, or other similar laws relating to creditors' rights generally, now or hereafter in effect, and general principles of equity.

                  (d) NO CONFLICTS. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any Law, or other restriction of any Governmental Authority to which the Company or any of its property or assets is subject or any provision of the certificate of incorporation or Bylaws of the Company or (ii) conflict with, or result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Company is a party or by which it is otherwise bound or to which any of its assets is subject (or result in the imposition of any security interest upon any of its assets) as would result, individually or in the aggregate, in a Material Adverse Effect. Except as previously obtained, or as set forth in the Disclosure Schedule, the Company is not required to give notice to, make any filing with, or obtain any authorization, consent, or approval of any Governmental Authority or third party for the parties hereto to consummate the transactions contemplated by this Agreement.

                  (e) FINANCIAL INFORMATION.

                           (i) The audited financial statements as of and for
the years ended December 31, 2001, 2002 and 2003 (the "AUDITED FINANCIAL STATEMENTS") provided by the Company to the Buyers as attached in the Disclosure Schedule (including notes thereto) have been prepared in accordance with GAAP applied on a consistent basis and present fairly in all material respects the financial position of the Company as of such dates and the results of operations of the Company for the years ended on such dates. The interim financial statements (the "UNAUDITED FINANCIAL STATEMENTS") for the six-month period ended June 30, 2004 provided by the Company to the Buyers as attached in the Disclosure Schedule have been, except as set forth in the Disclosure Schedule, prepared in accordance with GAAP applied on a consistent basis and present fairly in all material respects the financial position of the Company as of such date and the results of the operations of the Company for the three months ended on such date. There are no material adjustments that are required by GAAP to be made (and that have not been made) to the Unaudited Financial Statements.

                           (ii) Since the date of the Unaudited Financial
Statements, there has not been any event or condition of any character that, to the Knowledge of the Company, has had or would be reasonably expected to have a Material Adverse Effect, except as set forth in the Disclosure Schedule.

                           (iii) The Company does not have any debt, liability
or obligation of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, which (individually or in the aggregate) would have a Material Adverse Effect upon the Company, except (i) as is included in the Unaudited Financial Statements, (ii) for ordinary trade obligations that may have been incurred after the date of such balance sheet in the normal course of business, (iii) debts, liabilities, and obligations of the type set forth in the Unaudited Financial Statements incurred after the date of such Unaudited Financial Statements that were incurred in the ordinary course of business and are usual and normal in amount both individually, and in the aggregate and (iv) future obligations under contracts to which the Company is a party.

                  (f) MATERIAL CONTRACTS. To the Knowledge of the Company, except as otherwise set forth in the Disclosure Schedule, each contract, agreement, lease, mortgage, note, and any other obligation or commitment of the Company currently in effect that is material to the business of the Company as presently conducted, and except as would not have a Material Adverse Effect (1) is legal, valid, binding, enforceable (except as limited by applicable bankruptcy, insolvency or other similar laws relating to creditors' rights generally now or hereafter in effect, and general principles of equity), and in full force and effect against the Company and, to the Company's Knowledge, the other parties thereto; (2) will continue to be legal, valid, binding, enforceable (except as limited by applicable bankruptcy, insolvency or other similar laws relating to creditors' rights generally now or hereafter in effect, and general principles of equity), and in full force and effect on identical terms, in all material respects, as of the consummation of the transactions contemplated hereby; (3) neither the Company nor, to the Knowledge of the Company, any other party to such agreement is in breach or default, or with notice or lapse of time, would be in breach or default, or would permit the termination, modification, or acceleration, under the agreement if such breaches, defaults, terminations, modifications or accelerations, individually or in the aggregate, would result in a Material Adverse Effect; and (4) to the Knowledge of the Company, no party has repudiated any material provision of such agreement.

                  (g) LITIGATION. Except as set forth in the Disclosure Schedule, to the Knowledge of the Company, (A) the Company (i) is not subject to any outstanding injunction, judgment, order, decree, ruling or charge and (ii) is not a party or, is not threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator, (B) the Company has no Knowledge that any such action, suit, proceeding, hearing, or investigation may be brought or threatened against the Company, and (C) there is no claim, legal action, suit, arbitration, governmental investigation or other legal or administrative proceeding, nor any order, decree or judgment, in progress, pending, in effect, or threatened relating to this Agreement or the transactions contemplated by this Agreement, and the Company has no Knowledge of any reason or basis for the same.

                  (h) ASSETS SUFFICIENT FOR OPERATION. To the Knowledge of the Company, the Company owns, leases or has use of all of the assets, properties and rights of every type and description, real, personal, tangible and intangible necessary in all material respects for the continued conduct of the business of the Company as currently conducted.

                  (i) COMPLIANCE WITH LAWS. To the Knowledge of the Company, the Company is not in violation of any applicable Laws which, either individually or in the aggregate, would have a Material Adverse Effect on the Company. To the Knowledge of the Company, there is not any action, suit, proceeding, hearing, investigation, complaint, or demand pending by any governmental entity against the Company alleging any failure to comply with any applicable Law.

                  (j) TAX MATTERS. Except as set forth in the Disclosure Schedule, to the Knowledge of the Company, (1) the Company has filed or caused to be filed all material tax returns it is required to file; (2) all such tax returns were correct and complete in all material respects; (3) all taxes owed by the Company (whether or not shown on any tax return) have been paid or properly accrued; (4) no claim has been made within the applicable statute of limitations period by an authority in a jurisdiction where the Company does not file tax returns that it is or may be subject to taxation by that jurisdiction;
(5) there are no current security interests on any of the assets of the Company that arose in connection with any failure (or alleged failure) to pay any tax;
(6) the Company has not received notice of any assessment of any additional taxes for any period for which tax returns have been filed; (7) any unpaid taxes of the Company: (A) did not, as of the date of the Unaudited Financial Statements, exceed the reserve for tax liability (other than any reserve for deferred taxes established to reflect timing differences between book and tax income) set forth on the face of the balance sheet (rather than in any notes thereto) included with the Unaudited Financial Statements; and (B) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company in filing its tax returns; and (8) all monies required to be withheld by the Company for income taxes, social security and other payroll taxes have been collected or withheld, and either paid to the respective governmental agencies, set aside in accounts for such purpose, or accrued, reserved against and entered upon its books, and the Company has not received notice of, and to its Knowledge is not liable for, any taxes or penalties for failure to comply with any of the foregoing, and, except as set forth on the Disclosure Schedule, there is no audit, investigation, claim or assessment pending or, to the Company's Knowledge, threatened against the Company for any alleged deficiency in any tax.

                  (k) PATENTS, TRADEMARKS AND COPYRIGHTS. The Company owns such patents, trademarks, copyrights and trade names and applications and registrations therefor as necessary to conduct the business of the Company as presently conducted. Except as set forth in the Disclosure Schedule, to the Knowledge of the Company, no claims have been asserted or are pending with respect to the use of any of the patents, trademarks, copyrights or trade names or applications therefor owned by the Company, and the Company has no Knowledge of any valid basis for any such claim. To the Knowledge of the Company, the use of such patents, trademarks, copyrights or trade names by the Company does not infringe on the rights of any person, and, to the Knowledge of the Company, there are no infringements of any of the Company's patents, trademarks, copyrights, trade names or trade secrets.

                  (l) CERTAIN AGREEMENTS. Except as set forth on the Disclosure Schedules, the Company is not a party to or bound by any contract, commitment or understanding which imposes an obligation on the Company greater than $10,000 in any calendar year with any of its shareholders or directors or officers of the Company or any affiliates of the foregoing individuals, and none of such shareholders or directors or officers, or other person owns or otherwise has any rights to or interests in any asset, tangible or intangible, which constitutes a part of the assets used in or related to the business of the Company.

                  (m) DISCLOSURE. No representation, warranty or statement made in this Agreement or in any agreement, certificate, statement or document attached hereto furnished by or on behalf of the Company at the Closing, including, without limitation, the Disclosure Schedule, contains any untrue statement of a material fact or omits to state a material fact required to be stated herein or therein or as necessary to make the statements contained herein or therein not misleading.

         Section 3.4 REPRESENTATIONS AND WARRANTIES OF THE BUYERS. The Buyers jointly and severally, represent and warrant to the Seller and the Company that:

                  (a) AUTHORITY. The Buyers have the requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

                  (b) ENFORCEABILITY. The execution, delivery, and performance of this Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized by the Buyers, and this Agreement constitutes a legal, valid, and binding obligation, enforceable against the Buyers in accordance with its terms, except as limited by applicable bankruptcy, insolvency, or other similar laws relating to creditors' rights generally, now or hereafter in effect, and general principles of equity.

                  (c) CONSENTS. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will violate any of the organizational documents, any material contract or agreement, any Law or any restriction of any Governmental Authority or other Person to which the Buyers are subject. The Buyers are not required to give notice to, make any filing with, or obtain any authorization, consent, or approval of any Governmental Authority in order for the parties to consummate the transactions contemplated by this Agreement.

                  (d) INVESTMENT PURPOSE. Each Buyer is acquiring the Shares for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Act; provided, however, that notwithstanding the representations herein, such Buyer reserves the right to dispose of the shares at any time in accordance with or pursuant to an effective registration statement covering such Shares or an available exemption under the Act.

                  (e) ACCREDITED INVESTOR STATUS. Each Buyer is an "accredited investor," as that term is defined in Rule 501(a)(3) of Regulation D under the Act.

                  (f) RELIANCE ON EXEMPTIONS. Each Buyer understands that the Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Seller and the Company are relying upon the truth and accuracy of, and such Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire such securities.

                  (g) INFORMATION. Each Buyer and its advisors and counsel, if any, have been furnished with all materials relating to the business, finances and operations of the Company and information it deemed material to making an informed investment decision regarding its purchase of the Shares, which have been requested by such Buyer. Each Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Seller, the Company and its management. Each Buyer understands that its investment in the Shares involves a high degree of risk. Each Buyer is in a position regarding the Company that enabled and enables such Buyer to obtain information form the Seller and the Company in order to evaluate the merits and risks of this investment. Each Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Shares.

                  (h) NO GOVERNMENTAL REVIEW. Each Buyer understands that no United States federal or state agency or any other governmental agency has passed on or made any recommendation or endorsement of the Shares, or the fairness or suitability of an investment in the Shares, nor have such agencies passed upon or endorsed the merits of the sales of the Shares.

                  (i) TRANSFER OR RESALE. Each Buyer acknowledges and understands that: (i) the Shares have not been and are not being registered under the Act or any state securities laws and, except in the case of a transfer to any affiliate of such Buyer, may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder or (B) such Buyer shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration requirements; (ii) any sale of such securities made in reliance on Rule 144 under the Act (or a successor or rule thereto) ("RULE 144") may be made only in accordance with the terms of Rule 144; (iii) except as set forth in Section 6.3 hereof, neither the Company nor any other person is under any obligation to register such securities under the Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder; and
(iv) the Seller is an "affiliate," as defined under Rule 144, of the Company. The Company may place stop transfer instructions against the certificates for the Shares.

                  (j) LEGENDS. Each Buyer understands that the certificates or other instruments representing the Shares shall bear a restrictive legend in substantially the following form:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED SOLELY FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TOWARD RESALE AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS.

                                   ARTICLE IV.
                               COVENANTS; CLOSING

         Section 4.1 PRE-CLOSING COVENANTS AND AGREEMENTS. Each of the parties hereto shall, prior to or at the Closing, as may be appropriate, execute such documents and other papers and take such other further actions as may be reasonably required to carry out the provisions hereof and effectuate the transactions contemplated hereby. Each party shall use its reasonable best efforts to fulfill or obtain the fulfillment of the conditions to its obligations to effect the Closing.

         Section 4.2 CONDITIONS PRECEDENT TO THE OBLIGATION OF THE SELLER TO CLOSE. The obligation of the Seller to complete the Closing is subject to the fulfillment on or prior to the Closing Date of all the following conditions, any one or more of which may be waived by the Seller and the Company in writing:

                  (a) The Buyers shall have paid to the Seller the Purchase
Price.

                  (b) Each of the Buyers and the Company shall have duly executed and delivered to the Seller and the Company, as the case may be, the Business Collaboration Agreement as agreed to by the Company and the Buyers.

                  (c) Each of the Buyers shall have delivered to the Seller and the Company a certificate of such Buyer certifying that such Buyer has performed and complied with all agreements and conditions required by this Agreement to be performed or complied with prior to or on the Closing Date and that the representations and warranties of such Buyer contained herein are true and correct in all material respects as of the Closing Date.

                  (d) The Seller shall have received and delivered to the Buyers any and all consents and/or approvals required in order for it to transfer the Shares to the Buyers and to complete the transactions contemplated by this Agreement, including, without limitation, (i) a release from Motorola, Inc., with respect to its interest in the Shares pursuant to that certain Stock Pledge and Security Agreement, dated as of April 23, 2004, and (ii) any required consents and/or waivers from certain of the Company's stockholders who are party to that certain Stockholders' Agreement, dated as of December 30, 2003 (the "Company Stockholders' Agreement") of their rights pursuant to such Company Stockholders' Agreement with respect to any co-sale or similar rights concerning the Shares, any rights to require the Buyers to become a party to the Company Stockholders' Agreement, and any other rights with respect to the transactions contemplated hereunder.

                  (e) Each of the Buyers shall have delivered to the Seller and the Company any other instruments that the Seller or the Company may reasonably deem necessary to effect or evidence the transactions contemplated hereby.

         Section 4.3 CONDITIONS PRECEDENT TO THE OBLIGATION OF THE BUYERS TO CLOSE. The obligation of the Buyers to complete the Closing is subject to the fulfillment on or prior to the Closing Date of all of the following conditions, any one or more of which may be waived by the Buyers in writing:

                  (a) The Seller shall have delivered to the Buyers the certificates for the Shares duly endorsed to the Buyers or otherwise accompanied by stock powers executed in blank allocated as follows: (i) 125,000 shares to Mitsui Ltd., and (ii) 83,333 shares to Mitsui USA.

                  (b) The Seller shall have received and delivered to the Buyers any and all consents and/or approvals required in order for it to transfer the Shares to the Buyers and to complete the transactions contemplated by this Agreement, including, without limitation, (i) a release from Motorola, Inc., with respect to its interest in the Shares pursuant to that certain Stock Pledge and Security Agreement, dated as of April 23, 2004, and (ii) any required consents and/or waivers from certain of the Company's stockholders who are party to that certain Stockholders' Agreement, dated as of December 30, 2003 (the "Company Stockholders' Agreement") of their rights pursuant to such Company Stockholders' Agreement with respect to any co-sale or similar rights concerning the Shares, any rights to require the Buyers to become a party to the Company Stockholders' Agreement, and any other rights with respect to the transactions contemplated hereunder.

                  (c) The Seller shall have duly executed and delivered to the Buyers a certificate of the Seller certifying that the Seller has performed and complied with all agreements and conditions required by this Agreement to be performed or complied with prior to or on the Closing Date and that all representations and warranties of the Seller contained herein are true and correct in all material respects as of the Closing Date.

                  (d) The Seller shall have duly executed and delivered to the Buyers any other instruments that the Buyers may reasonably deem necessary or desirable to effect or evidence the transactions contemplated hereby.

                  (e) The Company shall have delivered to the Buyers a certificate of the Secretary of the Company (i) attesting to the incumbency of certain executive officers of the Company, (ii) certifying that the Company has performed and complied with all agreements and conditions required by this Agreement to be performed or complied with prior to or on the Closing Date,
(iii) certifying that the representations and warranties of the Company contained herein are true and correct in all material respects as of the Closing Date and (iv) certifying the following deliveries to be made by the Company:

                                    (1) a true and correct copy of the
Certificate of Incorporation of the Company, together with all amendments thereto, in effect as of the date hereof, certified by the Secretary of State of the State of Delaware;

                                    (2) a true and correct copy of the Bylaws of
the Company, together with all amendments thereto, in effect as of the Closing Date; and

                                    (3) a true and correct copy of the
resolutions of the Company's Board of Directors authorizing the execution, delivery and performance of this Agreement and all agreements, documents and instruments to be executed, delivered and performed by the Company in connection therewith.

                  (f) The Company shall have delivered to the Buyers a certificate of good standing from the Secretary of State of the State of Delaware dated no more than 14 days prior to the Closing Date.

                  (g) The Company shall have delivered to the Buyers a fully executed Business Collaboration Agreement as agreed to by the Company and the Buyers; and

                  (h) The Company shall have delivered to the Buyers a written opinion of Kirkpatrick & Lockhart, LLP, counsel the Company, dated as of the Closing Date substantially in the form attached hereto as EXHIBIT C.

                  (i) The Company shall have delivered to the Buyers a written securities exemption opinion of Kirkpatrick & Lockhart, LLP, counsel to the Company, dated as of the Closing Date substantially in the form attached hereto as EXHIBIT D.

                  (j) The Company shall have delivered to the Buyers any other instruments that the Buyers may reasonably deem necessary to effect or evidence the transactions contemplated hereby.

                                   ARTICLE V.
                                 INDEMNIFICATION

                  Section 5.1 INDEMNIFICATION OBLIGATIONS. (a) The Seller and the Company shall jointly and severally, except with respect to breaches under
SECTION 3.2 in which case only the Seller shall be liable, indemnify, save and keep harmless the Buyers and their respective representatives, officers, directors, agents, beneficiaries, employees, successors and assigns against and from all liabilities, demands, claims, actions or causes of action, losses, including, without limitation, fines, penalties, damages, costs and expenses, including, without limitation, reasonable attorneys' fees, sustained or incurred by any of them, resulting from or arising out of or by virtue of:

                           (i) any material inaccuracy in or material breach of
any representation or warranty made by the Seller or the Company in this Agreement; or

                           (ii) any material breach by the Seller or the Company
of, or material failure by either to comply with, any of their respective covenants or obligations under this Agreement or any document contemplated by this Agreement (collectively, "BUYER DAMAGES").

Without limiting the joint and several nature of their obligations to the Buyers pursuant to this Article V, the Company and the Seller agree that the Seller shall pay and be responsible for all of the fees and indemnification obligations owed to the Buyers pursuant to this Article V, and the Company shall have the right of full reimbursement against the Seller to the extent that the Company shall be called upon by the Buyers to pay any amounts due under this Article V.

                  (b) Each of the Buyers shall jointly and severally indemnify, save and keep harmless the Seller and the Company and their respective representatives, officers, directors, agents, beneficiaries, employees, successors and assigns against and from all liabilities, demands, claims, actions or causes of action, losses, including, without limitation, fines, penalties, damages, costs and expenses, including, without limitation, reasonable attorneys' fees, sustained or incurred by any of them, resulting from or arising out of or by virtue of:

                           (i) any material inaccuracy in or material breach of
any representation or warranty made by either Buyer in this Agreement; or

                           (ii) any material breach by either Buyer of, or
material failure, by either to comply with, any of their respective covenants or obligations under this Agreement or any document contemplated by this Agreement (collectively, the "SELLER/COMPANY DAMAGES").

         Section 5.2 CLAIMS. The parties hereto intend that all indemnification claims be made as promptly as practicable by the indemnified party. Whenever any claim shall arise for indemnification hereunder, the indemnified party shall promptly notify the indemnifying party of the claim and, when known, the facts constituting the basis for such claim. With respect to claims made by third parties, the indemnifying party shall be entitled to assume control of the defense of such action or claim with counsel reasonably satisfactory to the indemnified party; PROVIDED, HOWEVER, that: (a) the indemnified party shall be entitled to participate in the defense of such claim and to employ counsel at its own expense to assist in the handling of such claim; (b) the indemnifying party shall not consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by each claimant or plaintiff to the indemnified party a release from all liability in respect of such claim if, pursuant to or as a result of such consent or settlement, injunctive or other equitable relief would be imposed against the indemnified party or such judgment or settlement would materially interfere with the business, operations or assets of the indemnified party; and (c) if the indemnifying party does not assume control of the defense of such claim in accordance with the foregoing provisions within 15 days after receipt of notice of the claim, the indemnified party shall have the right to defend such claim in good faith in such manner as it may deem appropriate at the reasonable cost and expense of the indemnifying party, and the indemnifying party will promptly reimburse the indemnified party for such cost and expense.

         Section 5.3 LIMITATIONS ON RIGHTS TO INDEMNIFICATION. The obligations to indemnify pursuant to this Article V are subject to the following limitations:

                  (a) A party seeking indemnification hereunder shall not be entitled to recover for Buyer Damages or Seller/Company Damages, as the case may be, incurred by it unless a claim for such Buyer Damages or Seller/Company Damages, as the case may be, has been asserted by prompt written notice, specifying the details of the alleged claim, and delivered to the indemnifying parties.

                  (b) The indemnification obligation of an indemnifying party in this Article V shall not be affected by the failure of the indemnified party to give notice in accordance herewith unless the indemnifying party is actually prejudiced thereby, in which case the indemnifying party's liability shall be reduced by and to the extent of any actual prejudice.

                  (c) Notwithstanding anything else to the contrary in this Section, the parties acknowledge and agree that: (i) the indemnification provisions in this Article V are the exclusive remedy for the (1) Buyers for any breach of representations, warranties and/or covenants by the Seller or the Company in this Agreement, except in the case of intentional fraud and (2) Seller and the Company for any breach of representations, warranties and/or covenants by either Buyer in this Agreement, except in the case of intentional fraud; and (ii) the Seller and/or the Company, in the aggregate, shall not be liable to the indemnified parties for Buyer Damages to the extent such Damages exceed the Purchase Price paid to the Seller pursuant to SECTION 2.2, other than in the case of intentional fraud (which shall not be subject to any such limit).

                  (d) Notwithstanding anything else to the contrary in this Agreement, no claim by an indemnified party for indemnification hereunder may be made unless and until such time as all claims for indemnification hereunder by such party shall exceed $50,000, after which the total amount of all claims, including such $50,000, shall be recoverable.

                  (e) The aggregate amount of Buyer Damages recoverable by the Buyers shall not exceed the lesser of (x) the direct Buyer Damages actually incurred by the Buyers and (y) any diminution in the fair value of the Shares resulting from breach(es) hereunder; provided that such later resulting fair value of the Shares shall be determined by an independent third-party approved by the Company and the Buyers.

                  (f) The Buyers hereby acknowledge and agree that their only recourse for any breaches of the representations and warranties contained in
Section 3.2 hereof shall be against the Seller (and not the Company).

         Section 5.4 SURVIVAL. All covenants and agreements of each party set forth herein requiring performance after the Closing shall survive the Closing and shall remain in effect in accordance with their respective terms until performed or waived. Further, all representations and warranties contained in this Agreement (including the Disclosure Schedule) and the Buyers' right to indemnification hereunder, shall survive the Closing and shall remain in effect for a period of fifteen (15) months after the Closing Date, and not thereafter; PROVIDED, HOWEVER, claims under SECTION 3.2 shall survive for the shorter of (i) the period of time that the applicable statute of limitations relating to any claim or cause of action resulting from the breach of the representation or warranty contained in such Section applies or (ii) two (2) years, except, in any case, with respect to intentional fraud.

                                   ARTICLE VI
                                  MISCELLANEOUS

         Section 6.1 BOARD RIGHTS. Subject to any reasonably required restrictions on the use or disclosure of confidential information with respect to corporate opportunities or otherwise, for a period of one year from the date hereof (the "INITIAL BOARD RIGHT PERIOD"), the Company shall permit the Buyers, and the Buyers shall have the right, to have one representative of the Buyers attend and observe all meetings of the Company's Board of Directors (the "BOARD RIGHTS"). Such representative will have no voting rights or other responsibilities or rights related to the management or oversight of the Company, but shall receive the same notice of meetings of the Company's Board of Directors as required by the Company bylaws or as is otherwise provided to the Company's Board of Directors by the Company. The parties hereby agree to discuss in good faith prior to the end of the Initial Board Right Period (i) the business collaboration achievements of the Company and the Buyers, and (ii) the extension of the Board Rights provided to the Buyers under this Section 6.1 for an additional period beyond the Initial Board Right Period.

         Section 6.2 INFORMATION RIGHTS. For so long as the Buyers shall hold any of the Shares, or until the Company effects an initial public offering of its Common Stock (an "IPO"), the Buyers shall have the right to receive, and the Company shall provide to the Buyers, (i) unaudited monthly and quarterly financial statements (including, without limitation, income statements, balance sheets, and cash flow statements) and management commentary within thirty (30) days of the close of each respective month and forty five (45) days after the end of each quarter, (ii) audited financial statements (including, without limitation, income statements, balance sheets, and cash flow statements) within ninety (90) days of the close of the fiscal year, and (iii) annual budgets. After an IPO, the Buyers shall be entitled to receive such information as is made available by the Company to the public.

         Section 6.3 REGISTRATION RIGHTS. In the event that the Company shall effect a registration of any of its Common Stock on behalf of the Seller for the resale of such Common Stock to the public, other than a registration in connection with the IPO, including a registration pursuant to the terms of any over-allotment or "green shoe" option, subject to the restrictions set forth below, the Buyers shall be entitled to include the Shares, proportionally with any shares of Common Stock being registered on behalf of the Seller, in any such registration statement proposed to be filed by the Company with the Securities and Exchange Commission. If the managing underwriter advises the Company that inclusion of the Seller's shares or the Buyer's Shares proposed to be included in such registration would interfere with the successful marketing (including pricing) of the offering, then the number of shares proposed to be included in such offering shall be included in the following order:

                  (a) first, any securities held by the parties to the Company Stockholder's Agreement, except the Seller or David Peterson, whether Common Stock, Preferred Stock or Common Stock issued or to be issued upon the conversion of Preferred Stock or convertible notes into Common Stock;

                  (b) second, the Buyers' Shares and Seller's shares; and

                  (c) third, all other selling shareholders' shares which have registrations rights or are otherwise being registered.

         Section 6.4 THIRD-PARTY SALE RIGHTS. In the event the Seller ceases to be the majority shareholder of the Company (or would cease to be the majority shareholder of the Company as a result of any sale or other transfer of Seller's Common Stock or other equity interests in the Company), or after the earlier of
(a) the consummation of an IPO, or (b) August __, 2005, if the Seller proposes to sell or otherwise transfer Common Stock or other equity interests in the Company held by such Seller to any third party in a private transaction, the Seller shall provide the Buyers with (i) notice of such intention to sell or transfer such interests in the Company, and shall negotiate with the Buyers with respect to Buyers' desire, if any, to purchase such Common Stock or other equity interests in the Company from the Seller, and (ii) the right, at the Buyers' election, to sell a proportionate amount of Buyers' Shares on the same terms offered to the Seller by any proposed third-party transferee. In the event that
(i) any proposed third-party transferee refuses to purchase such proportionate number of the Shares from the Buyers, and (ii) the Seller sells any of his shares to such third-party transferee, then the Seller shall purchase such proportionate number of the Shares from the Buyers on the same terms offered to the Seller by the Third-party transferee. The provisions of this Section 6.4 shall not in any way prevent the Seller from selling his shares to a third party subject to the notice requirements contained herein.

         Section 6.5 PROHIBITION AGAINST TRANSFER TO AN INDUSTRY PARTICIPANT PRIOR TO IPO. The Buyers covenant and agree that prior to an IPO they shall not sell, transfer, gift, pledge, assign, distribute, encumber, hypothecate, mortgage or grant a security interest or lien or other disposition, to any natural person, corporation, limited partnership, general partnership, limited liability company or partnership, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not legal entities or governments or agencies or other administrative or regulatory thereof that is engaged in the business in which the Company and/or its subsidiaries or affiliates are engaged in as of the later of the date hereof or the date the Company delivers either quarterly or annual financial statements pursuant to Section 6.2 hereof (an "Industry Participant").

         Section 6.6 LOCK-UP REQUIRED BY UNDERWRITERS IN IPO. The Buyers agree that they will execute any "Lock-Up" Agreement required by the managing underwriters in the IPO which lock-up will be the same as required of the Seller.

         Section 6.7 NOTICES. All notices, requests, demands and other communications provided for hereunder shall be in writing and directed to each applicable party at the address set forth hereafter or at such other address as to which such party may inform the other parties in writing in compliance with the terms of this Section:

If to the Company:                               If to the Seller:

Brightstar Corp.                                 R. Marcelo Claure
Attn: Oscar Fumagali                             c/o Brightstar Corp.
2010 NW 84th Avenue                              2010 N.W. 84th Avenue
Miami, Florida 33122                             Miami, Florida 33122
Phone: 305-477-8676                              Phone: 305-477-8676
Fax: 305-477-9073                                Fax: 305-477-9073

With a copy to (which shall not                  With a copy to (which shall not
constitute notice):                              constitute notice):

Kirkpatrick & Lockhart LLP                       Kirkpatrick & Lockhart LLP
Attn: Clayton Parker                             Attn: Clayton Parker
Miami Center                                     Miami Center
20th Floor                                       20th Floor
201 South Biscayne Blvd.                         201 South Biscayne Blvd.
Miami, Florida 33131                             Miami, Florida 33131
Phone: 305-539-3300                              Phone: 305-539-3300
Fax: 305-358-7095                                Fax: 305-358-7095

If to the Buyers:

Mitsui & Co. (U.S.A.), Inc.
Attn: Yasumitsu Tanaka, Director
200 Park Avenue
New York, New York 10166-0130
Phone: (212) 878-0961
Fax: (212) 878-4323

Mitsui & Co., Ltd.
Attn: Kazuhide Nakajo
2-1, Ohtemachi 1-Chome,
Chiyoda-Ku, Tokyo, Japan
Phone: 81-3-3285-4545
Fax: 81-3-3285-9543

With a copy to (which shall not constitute notice):

Holland & Knight LLP
Attn: Neal N. Beaton
195 Broadway
24th Floor
New York, New York  10007
Phone: 212-513-3470
Fax: 212-385-9010


Notices shall be deemed properly delivered and received when (i) if personally delivered, upon receipt thereof, (ii) if sent via facsimile, upon mechanical confirmation of successful transmission thereof generated by the sending telecopy machine only if such notice is also delivered by hand, or deposited in the United States mail, postage prepaid, registered or certified mail, on or before two business days after its delivery by facsimile, (iii) if sent by a commercial overnight courier for delivery on the next business day, on the first business day after deposit with such courier for delivery, or (iv) if sent by registered or certified mail, five days after deposit thereof in the U.S. mail.

         Section 6.8 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. No party shall assign or delegate any of its rights or obligations hereunder without the prior written consent of the other parties.

         Section 6.9 ENTIRE AGREEMENT; AMENDMENT. This Agreement, including the exhibits and documents referred to herein, constitute the entire agreement between the parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments

(oral or written) and writings. The Buyers hereby acknowledge that the only representations and warranties made by the Company and the Seller are those expressly contained in Sections 3.2 and 3.3 hereof. The parties may, by mutual consent, amend or modify and supplement this Agreement in such manner as may be agreed upon in writing.

         Section 6.10 WAIVER; DISCHARGE. This Agreement may not be released, discharged or modified except by an instrument in writing signed by or on behalf of each of the parties hereto. The failure of a party to enforce any provision of this Agreement shall not be deemed a waiver by such party of any other provision or subsequent breach of the same or any other obligation hereunder.

         Section 6.11 GOVERNING LAW. This Agreement and all documents referred to in this Agreement shall be construed in accordance with, and the rights of the parties hereto shall be governed by, the internal laws of the State of New York. Any dispute arising under this Agreement shall be resolved by the federal and state courts located in the State of New York, and the parties to this Agreement hereby irrevocably submit to the jurisdiction of such courts.

         Section 6.12 COUNTERPARTS. This Agreement and all documents referred to in this Agreement may be executed in one or more counterparts and may be delivered by facsimile. Each such counterpart shall be deemed to be an original, and all of such counterparts shall constitute one Agreement.

         Section 6.13 SEVERABILITY. Any provision of this Agreement that a court of competent jurisdiction shall determine to be void or unenforceable for being against public policy, or for any other reason, shall be deemed to be severable from this Agreement and shall have no effect on the other provisions of this Agreement. It is agreed that such court shall be empowered to reform and construe any provision that would otherwise be void or unenforceable in a manner that will be valid and enforceable to the maximum extent permitted by law.



                            [Signature Page Follows]

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                     COMPANY:

                                     BRIGHTSTAR CORP. INC.


                                     By:  /s/ Oscar Fumagali
                                          -------------------------------
                                     Name: Oscar Fumagali
                                     Title: Chief Financial Officer


                                     BUYERS:

                                     MITSUI & CO. (U.S.A.), INC.


                                     By:  /s/ Yasushi Okazaki
                                          -------------------------------
                                     Name:  Yasushi Okazaki
                                     Title: Vice President
                                            Information Business Dept.
                                            Electronics & Information Business
                                            Div.

                                     MITSUI & CO., LTD.


                                     By:  /s/ Satoru Onodera
                                          -------------------------------
                                     Name:  Satoru Onodera
                                     Title: General Manager
                                            Second Global Marketing Dept.
                                            Global IT Business Div.



                                     SELLER:

                                     /s/ Raul Marcelo Claure
                                     ------------------------------------
                                     Raul Marcelo Claure

                                    EXHIBIT A

                    FORM OF BUSINESS COLLABORATION AGREEMENT

                                    EXHIBIT B

                               DISCLOSURE SCHEDULE

                                    EXHIBIT C

                                 FORM OF OPINION
                          OF KIRKPATRICK & LOCKHART LLP

                                    EXHIBIT D

                      FORM OF SECURITIES EXEMPTION OPINION
                          OF KIRKPATRICK & LOCKHART LLP